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DYNEGY INC., COMPUTATION OF EARNINGS TO FIXED CHARGES, JUNE 30, 2001:

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
                                                         (in 000s, except ratio)
                                                         -----------------------
Computation of Earnings:
       Pre-tax income from continuing operations                 416,912
       Undistributed income from equity investees                 88,214
                                                                --------

         Computed Earnings                                      $328,698
                                                                --------

Fixed Charges:
       Interest costs:
          Expensed                                               125,154
          Capitalized                                             11,187
       Minority interest in income of a subsidiary                12,355
       Amortization of interest rate hedges                        1,273
       Amortization of financing costs                             3,600
       Rental expense representative of interest factor           30,859
                                                                --------

          Total fixed charges                                   $184,428
                                                                --------

       Earnings before income taxes and fixed charges           $501,939
                                                                ========

       Ratio of earnings to fixed charges                           2.72
                                                                --------
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